Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Epsilon Jessica Nable – Media 212.457.7135 jnable@epsilon.com

KEYCORP RENEWS RELATIONSHIP WITH EPSILON

Client for 18 Years, KeyCorp Continues Partnership with Epsilon for Direct Marketing Services in Support of Retention and Cross-Sell Efforts

DALLAS, Texas (Nov.29, 2012) – Alliance Data’s Epsilon business announced today that it will continue providing direct marketing strategy, direct mail production, email strategy and analytics to KeyCorp, one of the nation’s largest bank-based financial services companies, and an Epsilon client for 18 years.

KeyCorp (NYSE: KEY) was organized more than 160 years ago and is headquartered in Cleveland, Ohio. Key provides deposit, lending, cash management and investment services to individuals, small and medium-sized businesses in 14 states under the name of KeyBank National Association. KeyCorp also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. KeyCorp has assets of approximately $87 billion.

Under the terms the renewal agreement, Epsilon will continue to be KeyBank’s direct marketing agency of record, providing services such as integrated direct marketing strategy, direct mail production, email marketing strategy including message development and timing, and analytic support. Epsilon’s team will focus on KeyBank lines of business that include consumer, small business, wealth management, credit card and more.

The goals of Epsilon’s efforts are to continue supporting KeyBank’s retention and cross-sell to existing customers. Epsilon designs direct mail pieces that promote KeyBank’s products and services, ranging from checking accounts and lines of credit to credit cards and investment services. In addition to designing the creative, Epsilon prints and personalizes mail kits to customers and provides data file cleansing to help KeyBank target the right audience, obtain the best postal rates and discounts, reduce the amount of undeliverable mail and optimize overall marketing spend and ROI.

“We value our partnership with Epsilon tremendously. As we focus on customer loyalty, both retaining our customers and growing those relationships, direct marketing is a critical means to reach our audience with relevant information in a trusted, tried-and-true channel,” said Ken Chipman, director of database marketing at KeyCorp. “We are confident in Epsilon’s ability to deliver results and work hand-in-hand with our team to create deeper connections with customers.”

“Key faces the same challenges that all financial services marketers are up against. They need to develop long-term relationships with customers built on trust and value in an increasingly complex omnichannel ecosystem,” said Bryan Kennedy, chief executive officer of Epsilon. “By making investments in their marketing program and continuing to leverage Epsilon’s proven expertise, Key is demonstrating a keen focus on the customer and a commitment to delivering a one-to-one experience that utilizes data for greater relevance and ultimately leads to positive results.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 3,500 associates in 37 offices worldwide. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

About Key
KeyCorp (NYSE: KEY) was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation's largest bank-based financial services companies, Key has assets of approximately $87 billion.

Key provides deposit, lending, cash management and investment services to individuals, small and medium-sized businesses in 14 states under the name of KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

Alliance Data’s Safe Harbor Statement/Forward Looking Statement

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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